                                                                    Exhibit 4.13

                               AMENDMENT NO. 1 TO
                    AMENDED AND RESTATED CONSORTIUM AGREEMENT

     Amendment No. 1 to Amended and Restated Consortium Agreement, dated as of December 13, 2005 (this "Amendment"), by and among Aeroports de Paris ("ADP") a French state-owned entity with legal capacity and its own assets, Aeroinvest, S.A. de C.V. ("Aeroinvest"), a sociedad anonima de capital variable organized under the laws of the United Mexican States ("Mexico"), Vinci Airports, S.A.S. ("VASA"), a corporation organized under the laws of France, Constructorao ICA, S.A. de C.V. ("CICASA") and Controladora de Operaciones de Infraestructura, SA, de C.V. ("COINSA"), as joint and several obligors of Aeroinvest, and Vinci, S.A. ("VINCI") as obligor of VASA, with the acknowledgment and agreement of Servicios de Tecnologia Aeroportuaria, S.A. de C.V. ("SETA").

     WHEREAS, as of the date of this Amendment ADP, Aeroinvest and VASA are the shareholders (the "Shareholders") of SETA, with ownership interests of 25.50%, 37.25% and 37.25%, respectively, in the capital stock of SETA, with shareholder loans against SETA in the principal outstanding amounts of US$5,526,041.50, US$8,072,353.37 and US$8,072,353.37, respectively, and with contributions made for future capital increases in SETA in the amounts of $58,041,570 Mexican pesos, $84,786,215 Mexican pesos, and $84,786,215 Mexican pesos, respectively,

     WHEREAS, the Shareholders, CICASA, COINSA, and VINCI are bound by the Amended and Restated Consortium Agreement, dated as of July 6, 2004 (as amended or supplemented to the date hereof, the "ARCA") which, among other things establishes rules regarding the governance of SETA and Grupo Aeroportuario del Centro Norte, S.A. de C,V, ("GACN").

     WHEREAS, SETA Is the Strategic Partner of GACN with an ownership interest of 15% of the capital stock of GACN, held through a Mexican trust with Banco Nacional de Comercio Exterior, Sociedad Nacional de Credito, Division Fiduciaria.

     WHEREAS, in a proposed transaction (the "VASA Transaction") COINSA wishes to purchase from VASA, and VASA Is willing to sell to COINSA, all of VASA's interest in SETA consisting of a 37.25% ownership interest in SETA, a loan against SETA In the principal outstanding amount of US$8,072,353.37 and a contribution In the amount of $84,786,215 Mexican pesos for future capital increases in SETA (together, the "VASA Interest"), in the terms and subject to the conditions set forth in that certain Stock Purchase Agreement dated as of September 14, 2005, between VASA and COINSA, a true and complete copy of which is attached hereto as Annex A (the "VASA Transaction Documents").

     WHEREAS, immediately following the acquisition of the VASA Interest by COINSA, COINSA will transfer the VASA Interest to Aeroinvest (the "COINSA/Aeroinvest Transaction"), in the terms and subject to the conditions set forth in that certain Stock Purchase Agreement to be dated and effective concurrently with the closing of the VASA Transaction, a true and complete copy of which is attached hereto as Annex B, which will result in an increase of Aeroinvest's ownership interest in SETA to 74.5% of the capital stock of SETA.

     WHEREAS, In a proposed transaction (the "NAFIN Transaction") Aeroinvest wishes to purchase 36% of GACN's capital stock from the Mexican Government through National Financiera, Sociedad Nacional de Credito, Direccion Fiduciaria ("NAFIN"), as trustee of a Mexican trust holding and controlling 85% of GACN's capital stock, pursuant to the exercise of the option set forth in Section 3.4 of the Participation Agreement to purchase 36% of GACN capital stock (the "36% Option"), which 36% Option was assigned by SETA to Aeroinvest in the terms and subject to the conditions set forth in that certain Rights and Obligations Assignment Agreement dated as of June 14, 2005, by and among SETA, as assignor, Aeroinvest, as assignee, ADP and VASA, as amended, a true and complete copy of which is attached hereto as Annex C.

     WHEREAS, CICASA and COINSA are the joint and several obligors of the obligations of Aeroinvest under the ARCA, as amended by this Amendment and as may be further amended or supplemented from time to time.

     WHEREAS, SETA wishes to acknowledge and agree to the transactions contemplated by this Amendment and has been authorized to that effect pursuant to the Unanimous Shareholders Resolution attached hereto as Annex D.

     WHEREAS, in a proposed transaction (the "West LB Existing Loan Transaction") Aeroinvest has agreed to advance funds to SETA to repay the outstanding principal amount owing to West LB AG New York Branch under the Amended and Restated Senior Secured Credit Agreement, dated as of December 19, 2002 (the "Existing West LB Loan Agreement"), among SETA, WestLB AG, ADP, VASA and COINSA, which outstanding principal amount as of the date hereof is US$11,907,000, pursuant to a Loan Agreement between Aeroinvest as lender and SETA as borrower in the form attached hereto as Annex E (the "Aeroinvest Unsecured Loan Agreement").

     WHEREAS, WestLB AG has given its written consent to the VASA Transaction, the COINSA/Aeroinvest Transaction, the NAFIN Transaction, the WestLB Existing Loan Transaction and to the transactions contemplated in this Amendment, a true and correct copy of which is attached hereto as Annex F.

     WHEREAS, in connection with the VASA Transaction, the COINSA/Aeroinvest Transaction, the NAFIN transaction and the WestLB Existing Loan Transaction, the parties hereto have determined that It is in their mutual interest to amend the terms of the ARCA on the same terms and subject to the conditions set forth herein.

     NOW THEREFORE, in consideration of the foregoing premises, the parties hereto each hereby consents to the following:

                                    AGREEMENT

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the ARCA, as amended and supplemented by this Amendment.

     SECTION 2. CONDITIONAL AMENDMENTS. The NAFIN Transaction shall not take place prior to the purchase by Aeroinvest of all the shares directly or indirectly held by VASA in

SETA. The following amendments to the ARCA shall become effective, without the need of any further action by the parties hereto, only upon the completion of the purchase or other acquisition, directly or indirectly, by COINSA, Aeroinvest or any Related Party of COINSA or Aeroinvest of all the shares directly or indirectly held by VASA in SETA or any interest or voting or other rights attached to such shares:

          2.1. All references to the terms "VASA" and "VINCI" throughout the ARCA shall be deleted, and VASA shall cease to be a Party to the ARCA and from and after the completion of the VASA Transaction VASA and VINCI shall be released from their respective obligations under the ARCA and the Transaction Documents. Notwithstanding the preceding sentence, the parties hereto agree that (a) VASA and VINCI shall retain any obligations, duties and liabilities of any type and nature whatsoever accrued or arising under or pursuant to the ARCA or, the Transaction Documents in respect of events occurring prior to the completion of the VASA Transaction and (b) VASA and VINCI shall remain bound by the provisions of Clause XII of the ARCA for a term of five years following the date of this Amendment.

          2.2. The term "Parties" as used in the ARCA is hereby amended to mean collectively ADP and AEROINVEST.

          2.3. The following terms as used in the ARCA are hereby amended as follows:

          2.3.1. The term "Deadlock" as follows;

          "Deadlock" shall mean the event of an unresolved matter or impossibility to reach a resolution (i) at the Board of SETA with respect to a Major Decision, under the provisions and percentage of affirmative vote required under Clause 3.2.4. hereof or (ii) at the Shareholders Meeting of SETA in respect of the matters listed in Clause 3.1.4 (a), (d) or (e) or (iii) at the Shareholders Meeting of SETA when the unanimous consent is required, in each case for lack of quorum on a second call, or for lack of the required affirmative votes to validly resolve such matter or reach such resolution in such Board or Shareholders Meeting as the case may be, held in first or subsequent call."

          2.3.2. The term "Interest" or "Shares" as follows:

          "lnterest" or "Shares" shall mean, as the case may be, a capital interest participation in the outstanding and fully paid issued capital stock of the Strategic Partner, as well as any loans which the shareholders of the Strategic Partner may have granted or may grant to the latter, whether in Mexican Pesos, legal tender of the United Mexican States, or any other legal tender different therefrom, but expressly excluding any participation in the Secured Credit Agreement or any substitution or refinancing thereof and excluding the loan given by Aeroinvest to SETA in the principal amount of US$11,007,000 dollars to repay the Secured Credit Agreement pursuant to an unsecured loan agreement between Aeroinvest as lender and SETA as borrower (the "Aeroinvest Unsecured Loan.").

          2.3.3. The term "Representatives" by deleting the following words:

               "c) VASA: Renaud de Matharel or his replacement as VASA may solely decide from time to time."

          2.4. Clause 3.1.3 of the ARCA is hereby amended to read as follows:

          "3.1.3 Quorum & Voting Rules

               A quorum for the SETA Shareholders' Meeting installed in first or subsequent call shall exist where 90% of the issued Shares of SETA are present either physically or by proxy. However, a quorum of 100% of the issued Shares of SETA shall always be required for the Shareholder Meetings where decision regarding Clauses 3.1.5
               (c), (e), (g), (j) and (m) are to be taken. In case of non attendance of a Nominee due to unforeseeable reasons beyond his reasonable control, the meeting shall be rescheduled for the following week (but at least 4 Business Days later) at the earliest, unless otherwise agreed by all the Nominees.

               If the required quorum is not achieved in first call, a second or subsequent call will be issued for such meeting, in the understanding that there shall be at least ten natural days between the date of the meeting in which the quorum was not achieved and the date of the subsequent meeting.

               The resolutions in the ordinary and extraordinary shareholders meetings in first or subsequent call will be considered legally adopted when favorable vote of 90% of the capital stock is obtained, except for resolutions in respect of the matters listed in Clauses 3.1.5 (c), (e), (1), (g), (1) and (m) where the favorable vote of 100% of the capital stock shall be required.

               Each shareholder shall have the same number of votes as the number of Shares held by it in the capital stock of SETA."

          2.5. The second paragraph of Clause 3.1.4 and paragraph (e) thereof are hereby amended to read as follows:

          "3.1.4 Ordinary Meetings

               _________________________________________________________________

               The following decisions shall require the affirmative vote of at least a 90% interest of the shareholders in the Strategic
               Partner:

               (a) _____________________________________________________________

               (b) _____________________________________________________________

               (c) _____________________________________________________________

               (d) _____________________________________________________________

               (e) approval of the dividend policy of GCN before it is proposed by the Operating Committee of GCN to the Board of GCN for approval or before it is proposed by the Board of GCN to the shareholders' meeting of GCN for approval, and any interpretation or application of such dividend policy; and

               (f) _____________________________________________________________

          2.6. Paragraph (a) of Clause 3.1.5 of the ARCA is hereby deleted and replaced with the words "Omitted".

          2.7. Paragraphs (a) and (d) of Clause 3.1.5 of the ARCA are hereby deleted and replaced with the following paragraphs:

               "(c) pledge or create any other security interest in any Shares held in the Strategic Partner or pledge, create any other security interest, sale or otherwise transfer any shares or other shareholding interest held directly or indirectly by the Strategic Partner or by AEROINVEST in GCN;

               (d) resolution of a Deadlock in respect of matters not requiring unanimous consent. In such circumstances, the prior written notice referred to in Clause 3.1.1(c) shall be reduced to one week;

          2.8. Paragraph (f) of Clause 3.1.5 of the ARCA is hereby deleted and replaced with the following paragraph:

               "(f) amend or terminate the by-laws of the Holding Company, or the Participation Agreement, or the Shareholders Agreement dated June 14 2000, or the Shareholders Agreement between Aeroinvest and SETA regarding the governance of GCN, as direct or indirect shareholders of GCN, or the Technical Assistance and Technology Transfer Agreement or the Option Agreement or the Operation Agreement;"

          2.9. The last paragraph of Clause 3.1.5 of the ARCA is hereby amended to read as follows:

               "Decisions regarding Clause 3.1.5 (c),(e), (f), (g), (j) and (m) shall be made by unanimous consent. Except for such decisions and as otherwise provided in Clause 3.1.5 (d), all other decisions regarding Clauses 3.1.4 and 3.1.5 shall require a super majority approval of 90% of voting shares."

          2.10. The second paragraph of Clause 3.2.2 of the ARCA is hereby amended to read as follows:

          "3.2.2 Members

               _________________________________________________________________

               The Chairman of the Board shall be a Director designated by AEROINVEST. The Chairman shall not have a tie-breaking vote.

               _________________________________________________________________

          2.11. The second paragraph of Clause 3.2.3 of the ARCA is hereby amended to read as follows:

          "3.2.3 Members

               Quorum & Voting Rules

               _________________________________________________________________

               The quorum for a second or subsequent Board meeting shall exist where 4 (four) of the Directors or their corresponding alternates are present, subject to Clause 3.2.4 hereof, where 6 (six) of the Directors or their corresponding attendees shall be required to be present to constitute legal quorum.
               _________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________

          2.12. The first paragraph of Clause 3.2.6 of the ARCA is hereby amended to read as follows:

          "3.2.6 Attendance and Reporting of the Executive Committee of GCN

               The four Officers member of the Executive Committee of GCN shall attend each SETA Board meeting to jointly report to the Board on the activity of GCN since the last Board of SETA meeting or on any other matter which they deem important to report to the Board (each Officer acting individually in this latter respect). The structure and contents of the activity reports shall be decided by Simple Majority vote of the Board.
               _________________________________________________________________

          2.13. Clause 3.2.8 of the ARCA is hereby amended by amending paragraph
     (a) and adding a new paragraph (c) to read as follows:

               (a) within three (3) Business Days of the occurrence of such Deadlock, the Parties shall refer the matter subject of the Deadlock to their respective Representatives, who shall meet and use their best endeavors to resolve the Deadlock within five (5) Business Days following such referral, and if the Deadlock is resolved by the Representatives, such Representatives shall vote at the Shareholders Meeting or instruct their respective Directors in the Strategic Partner to vote at the Board, as agreed by the Representatives;

               (b)  ____________________________________________________________

               (c) if a Deadlock arises in connection with the matters listed in paragraphs (a,) (d) or (e) of Clause 3.1.4 hereof and the Representatives are unable to resolve the Deadlock pursuant to paragraph (a) of this Clause 3.2.8, instead of convening an Extraordinary SETA Shareholder Meeting as provided in (b) above, the Parties agree to refer the matters subject of such Deadlock, within ten (10) Business Days following the referral of such Deadlock to the Representatives as provided in (a) above, to the binding resolution of an independent Mexican accounting firm (other than SETA's or GCN's external auditors) member of a global accounting firm with international recognition (such accounting firm to be chosen by AEROINVEST out of two Mexican accounting firms proposed by ADP) (the "Independent Expert"). The Independent Expert shall decide in written resolution to be issued within 30 (thirty) calendar days following such appointment the specific matters subject of such Deadlock by strictly applying Mexican Generally Accepted Accounting Principles ("Mexican GAAP"), and the terms of the engagement of the Independent Expert shall require that such resolution be issued by the Independent Expert within such period of 30 (thirty) calendar days. The Parties agree to be bound by the terms of the resolution issued by the Independent Expert and agree to reflect the resolution of the Independent Expert in the financial statements of SETA or GCN, as the case may be, and to approve such financial statements with all required corporate formalities within 30 (thirty) calendar days following the resolution of the Independent Expert. The costs incurred in connection with the engagement of the

               Independent Expert shall be borne equally by AEROINVEST and ADP."

          2.14. The definition of "Prepayment Parties" set forth in page 18 paragraph (ii) of Clause 3.2.9 of the ARCA is hereby amended to read as follows:

               "(ii) Parties holding in the aggregate more than 90% of the Consortium interest (the "Prepayment
               Parties")________________________________________________________

          2.15. Subject to Section 2.1 of this Amendment, paragraph (b) of Clause 3.2.12 of the ARCA is hereby deleted and replaced with the words "Omitted".

          2.16. Paragraph (b) of Clause 4.1.1 of the ARCA is hereby amended to read as follows:

               "(b) AEROINVEST shall designate (2) two members and their
                    corresponding alternates."

          2.17. Paragraph (c) of Clause 4.1.1 of the ARCA and the last paragraph of Clause 4.1.1 of the ARCA are amended to read as follows:

               "(c) in the event that the Board of GCN is comprised by eleven
                    Directors, the eleventh Director shall be an independent director to be designated by AEROINVEST, which must meet the criteria in order to be considered to be an independent member of the board pursuant to the US Sarbanes-Oxley Act of 2002.

          The Parties hereby agree that the directors of the board of GCN appointed by SETA shall not be Officers of GCN. The Parties further agree that at least three of such directors shall be Directors of the Board of SETA."

          2.18. Clause 4.1.2 of the ARCA is hereby amended by deleting the last two paragraphs.

          2.19. Clause 4.1.3 of the ARCA is hereby amended to read as follows:

          "4.1.3. The three Directors of GCN directly or indirectly appointed by SETA and all other Directors of GCN appointed directly or indirectly by AEROINVEST shall vote (including use of veto) at the board of GCN in strict compliance with the decisions made by the Shareholders or the Board of SETA to the extent the item on the agenda of the GCN board meeting falls within the powers of the Shareholders or the Board of SETA, as the case may be. For all other items (including use of veto), the three Directors of GCN appointed directly or indirectly by SETA and all other Directors of GCN appointed directly or indirectly by AEROINVEST, shall consult each other and decide on a common position before expressing their views on the board of GCN and before proceeding to any vote (including use of veto). In the event they are unable to reach a common position, they will attempt to delay the decision on the board of GCN in order to obtain instructions from the shareholders of SETA,"

          2.20. Paragraphs (b) and (c) of Clause 4.2.1 of the ARCA are hereby amended to read as follows:

               "(b) the Chief Financial & Administration Manager of GCN shall be appointed by AEROINVEST with the prior approval of ADP which may not be unreasonably withheld, and

               "(c) As long as ADP continues to be a shareholder of SETA and the
                    Airport Operator (as the term "Socio Operador Aeroportuario" is defined in the Participation Agreement), the Chief Operations & Commercial Development Manager of GCN shall be appointed by ADP, with the prior approval of AEROINVEST, which may not be unreasonably withheld."

          2.21. Clause 4.2.2 of the ARCA Is hereby amended to read as follows:

          "4.2.2 The following three managers of GCN shall be appointed as follows:

               (a) As long as ADP continues to be a shareholder of SETA and the Airport Operator (as the term "Socio Operador Aeroportuario" is defined in the Participation Agreement), the Chief Safety & Quality Control Manager shall be appointed by ADP, with the prior approval of AEROINVEST, which may not be unreasonably withheld,

               (b) the Chief Human Resources Manager shall be appointed by AEROINVEST with the prior approval of ADP which may not be unreasonably withheld, and

               (c) the General Counsel shall be appointed by AEROINVEST with the prior approval of ADP which may not be unreasonably withheld.

          The Directors appointed by the Parties at the Board of GCN shall vote as regards such appointments in accordance with a decision taken by the Board of SETA in accordance with Clause 3.2.3 (a)."

          2.22. Paragraphs (b) and (d) of Clause 4.2.4 of the ARCA are hereby amended to read as follows:

               "(b) the managers of GCN appointed according to Clauses 4.2.1,
                    4.2,2 and 4.2.3 shall be Officers. Each Party shall use its best efforts to maintain as much as possible the principle of specialization in designating GCN's Officers;

               (c)  ____________________________________________________________

               (d) at the written request of any Party, any Officer shall be dismissed if such request is acknowledged as valid by the other Party. Any such Officer so dismissed shall be replaced in accordance with this Clause 4.2;"

          2.23. Clause 4.3.1 of the ARCA is hereby amended to read as follows:

          "4.3.1 Frequency and Notices

               The Executive Committee will meet at any location and as often as necessary. The members of the Executive Committee shall use their best efforts to work as a team and, therefore shall meet informally when necessary. However, the Committee shall meet upon request, whether written or oral of one of the members and the other three members shall use their best efforts to accommodate their agenda in order to allow the Committee meeting to be held as soon as possible, but in any event not later than within 5
               (five) Business Days following the date of the request."

          2.24. Clause 4.3.2 of the ARCA is hereby amended to read as follows:

          "4.3.2. Members

               (a) The Executive Committee shall consist of the three Officers appointed by the shareholders of SETA in accordance with Clause 4.2.1 plus the Chief Safety & Quality Control Manager appointed in accordance with Clause 4.2.2 (a).

               (b) The chairman of the Executive Committee shall be the General Director of GCN. The chairman of the Executive Committee shall not have a casting vote."

          2.25. Paragraphs (a), (d) and (e) of Clause 4.3.3 of the ARCA are hereby amended to read as follows:

          "4.3.3 Quorum and Voting rules

               (a) The Executive Committee will hold meetings only if all four members are able to attend physically. Presence by proxy shall not be permitted,

               (b)  ____________________________________________________________

               (c)  ____________________________________________________________

               (d) However, should a disagreement arise on a matter discussed during a meeting of the Executive Committee, a vote among the four members shall take place. The decision to resolve such matter shall be a decision approved by at least three of the four Officers member of the Executive Committee. In addition, the General Director will have the right to veto a decision proposed by the three other Officers of the Committee.

               (e) If a decision to resolve a matter of disagreement cannot be made such that it is supported by at least three of the four Officers of the Committee (notwithstanding any veto of the General Director), then such matter of disagreement will be referred to the Board of SETA who shall proceed as follows:

                    i. _________________________________________________________

                    ii. ________________________________________________________

                    iii. _______________________________________________________

          2.26. Paragraph (c) and the second to last paragraph of Clause 4.3.6 of the ARCA are hereby amended to read as follows:

          4.3.6 Powers of the Executive Committee

               _________________________________________________________________

               (a) The Executive Committee will hold meetings only if all four members are able to attend physically. Presence by proxy shall not be permitted,

               (b) _____________________________________________________________

               (c) _____________________________________________________________

               (d) recommend the policy related to the bank accounts of GCN or the payments on behalf of GCN, it being understood that signing powers should be delegated on the principle of double signature, where the signature of the Chief Financial Officer & Administrative Manager (or an employee of the treasury department of GCN to whom his powers have been delegated) will always be required. Further, any debit in excess of:

               i. US$6,000 for an airport with traffic below 0.5 million PAX in the year preceding the year in which the debit is made and for any expenses of the Holding Company or the Service Company,

               ii. US$15,000 for an airport with traffic comprised between 0.5 million and 1 million PAX in the year preceding the year in which the debit is made,

               iii. US$30,000 for an airport with traffic comprised between 1 million and 3 million PAX in the year preceding the year when the debit is made,

               iv. US$60,000 for an airport with traffic above 3 million PAX in the year preceding the year in which the debit is made,

                    shall require the sign-off of a member of the Executive Committee appointed by ADP as long as ADP maintains a shareholding participation in SETA of more than 10% of the capital stock of SETA."

               (d) _____________________________________________________________

               (e) _____________________________________________________________

               (f) _____________________________________________________________

               (g) _____________________________________________________________


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

               In the event the four members of the Executive Committee are unable to agree on a course of action, the provisions under Clause 4.3.3(d) and (e) hereof shall apply.
               _________________________________________________________________

          2.27. Clause 4.4.2 is hereby deleted and replaced with the following:

          "4.4.2 The Audit Committee of GCN shall be comprised by three (3) members. AEROINVEST shall have the right to appoint two members, one of which must meet the criteria in order to be considered to be an independent member pursuant to the US Sarbanes-Oxley Act of 2002, and ADP shall have the right to appoint the third member."

          2.28. Paragraphs (b), (c) and (d) of Clause 7.1.4 of the ARCA are hereby amended to read as follows:

          "(b) Any one or more of the other SETA Shareholders shall thereupon be entitled to purchase the Offered Shares or nominate one or more proposed purchases of the Offered Shares, in each case on the same terms and conditions as specified in the Sale Notice, provided that, if more than one SETA Shareholder proposes to exercise this right and such SETA Shareholders together wish to purchase or nominate purchasers for a number of Shares in excess of the number of Offered Shares, the Offered Shares shall be allotted among such SETA Shareholders and/or proposed purchasers pro rata to the respective shareholdings of the SETA Shareholders;

          (c) Not later than eight (8) Business Days following receipt of the copy of the Sale Notice, the SETA Shareholder, willing to exercise their preemption right or their right to nominate one or more proposed purchasers shall notify such willingness in writing to the Chairman of the Board of SETA;

          (d) At the end of the period referred to in paragraph (c) above, the Board of SETA shall forthwith inform the Seller in writing of the following:

               i. the identity of the SETA Shareholders willing to exercise their preemption right or their right to nominate one or more proposed purchasers, as the case may be, together with the identity of the proposed purchasers so nominated,

               ii. the number of Offered Shares which each SETA Shareholder and/or proposed purchaser so nominated wishes to purchase,

               iii. the period for completion of the sale, which shall not exceed forty Business Days after the date of the receipt of the Sale Notice subject to any governmental notification or approval; provided. however, that if the Seller is ADP and the SETA Shareholders willing to exercise their preemption right and/or the proposed purchasers so nominated do not complete the purchase of the Offered Shares in the terms set forth in the Sale Notice within such forty (40) Business Days period for any reason whatsoever (other than, with respect to a failure to complete the sale of Offered Shares that are subject to minimum holding requirements pursuant to Section 2.4.1 of the Participation Agreement, the lack of any SCT approval required in connection with such sale by ADP), ADP shall be entitled to sell or transfer all of the Offered Shares without any restrictions and the Transfer Restrictions, Preemption Rights and Extended Transfer Restrictions set forth in Clauses 7.1.1, 7.1.3, 7.1.4 and 7.1.5 of this Agreement shall not apply to any such sale or transfer by ADP or any future sale or transfer by ADP of the Offered Shares which is consummated within one hundred and twenty
                    (120) Business Days following the date of the Sale Notice on substantially the terms contained in such Sale Notice."

          2.29. A new paragraph 7.3 is added to Clause VII to read as follows:,

          "7.3 ADP's Transfer Rights.

               At the request of ADP, the Parties agree to cause SETA to issue multiple certificates of Shares representing ADP's interest in SETA in exchange for or in lieu of other certificates of Shares representing ADP's interest in SETA to facilitate any partial sale or transfer. Notwithstanding anything contained to the contrary in this Agreement, the Transfer Restrictions, Preemption Rights and Extended Transfer Restrictions set forth in Clauses 7.1.1, 71.3, 7.1.4 and 7.1.5 of this Agreement shall not apply to any exercise by ADP of a Tag-Along Right or a Put Option."

          2.30. A new paragraph 7.4 is added to Clause VII to read as follows:

          7.4 ADP Tag-Alone Right

          7.4.1 For so long as ADP continues to own any Shares, if AEROINVEST or any successor or assignee thereof (in each case, a "Selling Shareholder") proposes to sell or otherwise transfer, directly or indirectly, any of its Shares to any non-Related Party (the "Purchaser"), in a single transaction or series of related transactions, then ADP shall have the right (the "Tag-Along Right"), exercisable as set forth in Clause 7.4.3, to (i) sell or transfer to the Purchaser, upon the same terms (including but not limited to the amount and type of consideration paid at the date of closing for each Share that is the subject of the relevant sale or transfer) and subject to the same conditions (including providing such representations and warranties as may be reasonably required by the Purchaser with respect to the relevant shares owned by ADP) as the Selling Shareholder, that number of Shares to be sold in the proposed transaction free and clear of any security interest, lien, encumbrance, injunction or garnishment (rounded up to the nearest whole number of shares) equal to the aggregate number of Shares owned, in the aggregate, beneficially by ADP multiplied by a fraction, the numerator of which is the number of Shares to be sold by the Selling Shareholder and the denominator of which is the total number of Shares owned beneficially by the Selling Shareholder and any Related Party; provided, however, that a Tag-Along Right with respect to Shares owned by ADP subject to minimum holding requirements pursuant to Section 2.4.1 of the Participation Agreement may only be exercised following the expiration of the 15 Year Waiting Period set forth in Section
               2.4.1 of the Participation Agreement or before, if the 51% minimum shareholding participation requirement for the Key Partners and the 10% minimum shareholding participation requirement for the Operating Partner are removed, waived by the SCT or otherwise no longer applicable, and (ii) sell or transfer to the Purchaser the same percentage, based on the number of Shares to be transferred or sold by ADP, of then outstanding loans granted and capital contributions made by ADP to the Strategic Partner. The Selling Shareholder shall, to the extent necessary, reduce the number of Shares that it is seeking to sell to allow for the appropriate Shares of ADP to be sold in such proposed transaction.

          7.4.2 The Selling Shareholder shall give written notice (the "Tag-Along Notice") to ADP of each proposed sale or transfer by it of Shares which gives rise to the rights of ADP set forth in Clause 7.4.1, at least twenty (20) days prior to the proposed consummation of such sale, setting forth (i) the identity of the Purchaser and of its immediate shareholders or partners, (ii) the consideration per Share to be paid in the subject sale or transfer (including a copy of the underlying agreement, if any, with the Purchaser), (iii) the proposed closing date for such transaction and (iv) the other material terms and conditions of such transaction.

          7.4.3 The Tag-Along Right may be exercised by ADP, by delivering a written notice (the "Tag-Along Exercise Notice") to the Selling Shareholder, within fifteen (15) days (the "Tag-Along Exercise Period") following the delivery of the Tag-Along Notice. The Tag-Along Exercise Notice shall indicate the wish of ADP to exercise its Tag-Along Right and specify the number of Shares (up to the maximum number of Shares required to be purchased by the Purchaser) and the amount of outstanding loans granted and capital contributions made by ADP to the Strategic Partner that it wishes to sell or transfer in the proposed transaction, and the Selling Shareholder shall be obligated to include (and the Purchaser obligated to purchase) such number of Shares and amount of outstanding loans and capital contributions as part of the proposed transaction. ADP and the Selling Shareholder shall thereafter take all action, as may reasonably be requested in order to facilitate the closing of the applicable transaction and to effectuate the provisions of this Clause 7.4 (including the execution and delivery of the relevant purchase agreements and other instruments for the consummation of the proposed transaction) within a period not to exceed 90 days.

          7.4.4 If ADP does not timely deliver its Tag-Along Exercise Notice or elects not to exercise its Tag-Along Right, the Selling Shareholder shall have one hundred and twenty (120) calendar days following the expiration of the Tag-Along Exercise Period in which to consummate the proposed transaction on substantially the terms contained in the Tag-Along Notice, subject to Clause 7.1.4. Promptly after the consummation of any such transaction, the Selling Shareholder shall notify ADP of the consummation thereof. If the Selling Shareholder does not complete the transaction within the 120-calendar-day period specified in this Clause 7.4.4 or if the terms of the proposed transaction differ in any material respect from those described in the Tag-Along Notice, the Selling Shareholder may not engage in such transaction without repeating the procedures in this Clause 7.4.

          7.4.5 If subsequent to the consummation of any transaction in respect of which ADP elected to exercise its Tag-Along Right, the Selling Shareholder or any Related Party of the Selling Shareholder receives any additional consideration in respect of such transaction, directly or indirectly, from the Purchaser or from a Related Party of the Purchaser or from any person directed by the Purchaser, the Seller shall be obligated to share such additional consideration with ADP, taking into account the number of Shares transferred by each of them respectively."

          2.31. A new paragraph 7.5 is added to Clause VII to read as follows:

          "7.5 Put Option

          7.5.1 The Put Option

               In consideration of ADP agreeing to enter into this Amendment, each of AEROINVEST, CICASA and COINSA (collectively the "Put Option Obligors") hereby grants to ADP an option to require any one or more of the Put Option Obligors, all of which shall be jointly and severally obligated, to purchase in one or more transactions (i) all of the Shares owned by ADP in excess of 10% of the outstanding capital stock of SETA (the "Unrestricted Put Option Shares"), (ii) following the expiration of the 15 Year Waiting Period set forth in Section 2.4.1 of the Participation Agreement or before, if the 51% minimum shareholding participation requirement for the Key Partners and the 10% minimum shareholding participation requirement for the

               Operating Partner are removed, waived by the SCT or otherwise no longer applicable, all of the Shares owned by ADP representing the remaining 10% of the outstanding capital stock of SETA (the "Restricted Put Option Shares"), and (iii) all or a portion of the then outstanding loans granted, and contributions for future capital increases made, by ADP to the Strategic Partner (the "ADP Put Option Shareholder Loans"), on the terms of this Clause 7.5 (each a "Put Option")(provided that the Put Option Obligors may allocate among themselves, at their sole discretion, the number of Unrestricted Put Option Shares, Restricted Put Option Shares and ADP Put Option Shareholder Loans to be purchased by each Put Option Obligor).

          7.5.2 Exercise

               A Put Option may be exercised by ADP during the period commencing on June 14, 2009 and ending on the later to occur of (i) June 14, 2015 or (ii) six months following the expiration or other valid termination of the Technical Assistance and Technology Transfer Agreement in respect of the Project (the "Put Option Period"), and thereafter shall lapse.

               A Put Option may be exercised by ADP by delivering a written notice (a "Put Option Notice") specifying whether the Put Option relates to the Unrestricted Put Option Shares and/or the Restricted Put Option Shares and/or ADP Put Option Shareholder Loans which are to be the subject of the relevant Put Option and the corresponding Put Option Price (as defined below) upon any one or more of the Put Option Obligors, whereupon ADP shall sell and the Put Option Obligors shall purchase such Unrestricted Put Option Shares and/or Restricted Put Option Shares, and ADP Put Option Shareholder Loans, as the case may be.

               ADP may exercise one or more Put Options during the Put Option Period. Each Put Option shall expire at the end of the last day of the Put Option Period.

          7.5.3 Put Option Completion

               Each sale and purchase of Unrestricted Put Option Shares and/or Restricted Put Option Shares and ADP Put Option Shareholder Loans shall be completed at the registered office of SETA or at such other place as ADP and the Put Option Obligors may agree, within thirty days following the delivery of the Put Option Notice, whereupon ADP shall deliver to the Put Option Obligors duly executed transfers in respect of the relevant Unrestricted Put Option Shares and/or Restricted Put Option Shares, as the case may be, and ADP Put Option Shareholder Loans, together with the relative certificates against payment of the corresponding Put Option Price by the Put Option Obligors, with the Put Option Price becoming payable (i) in full in US Dollars in same day funds on completion by wire transfer of funds to such bank account as ADP shall notify in a written notice to the Put Option Obligors or (ii) at the option of ADP, in GCN shares (valued by reference to the price per GCN share at the closing of the Mexican stock exchange on the date of the relevant Put Option Notice) provided that the shares of GCN are listed on the Mexican stock exchange on completion and that such payment in GCN shares does not dilute the direct or indirect holdings of the Put Option Obligors and their Related Parties in GCN below 51% of the outstanding capital stock of GCN (unless such dilution takes place prior to the date of the relevant Put Option Notice).

          7.5.4 Put Option Price

               For purposes of this Clause 7.5:

               (a) The Put Option Price for the Unrestricted Put Option Shares means the highest of:

                    (i) the value of the Technical Assistance and Technology Transfer Agreement for the Project, calculated as the sum of future Management Fees equal to 5% of GCN EBITDA as per
                    Schedule I attached hereto, discounted at a rate of 10.75% plus the value of SETA's interest in GCN based on GCN equity valued at the price per share in U.S. Dollars payable in connection with the exercise of the 36% Option (less dividends paid by GCN from the date of exercise of the 36% Option up to an amount of US$140 million) pursuant to
                    Section 3.4.1 of the Participation Agreement, indexed at a rate per annum equal to 5%, minus the Net Debt of SETA and

                    (ii) the average between (x) the value of the Technical Assistance and Technology Transfer Agreement, calculated as described in (i) above, plus the value of SETA's interest in GCN equity on the basis of the most recent twelve months EBITDA of GCN multiplied by 9 times (minus GCN Net Debt), minus the Net Debt of SETA, and (y) the valuation provided by an internationally recognized investment bank through the delivery of a fairness opinion (such investment bank to be chosen by the Put Option Obligors out of two investment banks proposed by ADP, with the costs incurred in connection with the engagement of such investment bank to be borne 50/50 between the Put Option Obligors on the one hand and ADP on the other hand).

                    For purposes of this Agreement the term "EBITDA" shall mean, for any period, (a) total operating regulated and non regulated income for such period minus (b) operating costs (including cost of sales, administrative costs, Management
                    Fees) for such period, in each case taking into account the adjustment amount (actualization) applied to income and costs in accordance with Mexican GAAP.

                    For purposes of this Agreement the term "Net Debt" shall mean, as to any Person, (i) the aggregate amount of total Indebtedness minus, (ii) the amount of total cash on hand and marketable securities, in each case of such Person at such date determined in accordance with Mexican GAAP.

                    For purposes of the definition of Net Debt, the term "Indebtedness" shall mean, as to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred In the ordinary course of business and payable in accordance with customary practices) and (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument.

               (b) The Put Option Price per Restricted Put Option Share, if sold together with the Unrestricted Put Option Shares, shall be the same price per Unrestricted Put Option Share calculated in accordance with paragraph (a) above.

               (c) The Put Option Price per Restricted Put Option Share, if not sold together with the Unrestricted Put Option Shares, shall be the same price in U.S. Dollars per Unrestricted Put Option Share calculated in accordance with paragraph (a) above, indexed at a rate per annum equal to 5% from the date of payment of the Put Option Price for the Unrestricted Put Option Shares until the date of payment of the Put Option Price for the Restricted Put Option Shares.

               (d) The Put Option Price for the ADP Put Option Shareholder Loans shall be the outstanding principal amount of such ADP Put Option Shareholder Loans plus any accrued but unpaid interest up to and including the date of payment of such Put Option Price.

               (e) The Put Option Price per Unrestricted Put Option Share and per Restricted Put Option Share shall be adjusted to take into account any stock splits, reverse stock splits, reclassification of shares, capital increases and similar actions.

          7.5.5 Other Terms

               Upon exercise of a Put Option with respect to Unrestricted Option Shares and/or Restricted Option Shares, as the case may be, ADP shall sell such Option Shares with full title guarantee, free from security interests created by ADP or any other injunction, encumbrance or garnishment and with all rights and obligations then or subsequently attaching to them, but otherwise without any representation or warranty, and ADP shall execute and deliver other documents and take other steps at the reasonable request of the Put Option Obligors following the relevant completion where this is required to vest such Option Shares in the Put Option Obligors and otherwise to give it the full benefit of this clause."

          2.32. A new paragraph 7.6 is added to Clause VII to read as follows:

          "7.6 Call Option

          7.6.1 The Call Option

               In consideration of AEROINVEST agreeing to enter into this Amendment, ADP hereby grants to AEROINVEST an option to require ADP to sell to AEROINVEST (i) all of the Shares owned by ADP in excess of 10% of the outstanding capital stock of SETA (the "Unrestricted Call Option Shares"), (ii) following the expiration of the 15 Year Waiting Period set forth in Section 2.4.1 of the Participation Agreement or before, if the 51% minimum shareholding participation requirement for the Key Partners and the 10% minimum shareholding participation requirement for the Operating Partner are removed, waived by the SCT or otherwise no longer applicable, all of the Shares owned by ADP representing the remaining 10% of the outstanding capital stock of SETA (the "Restricted Call Option Shares"), and (iii) all of the then outstanding loans granted, and contributions for future capital increases made, by ADP to the Strategic Partner (the "ADP Call Option Shareholder Loans"), on the terms of this Clause 7.6 (the "Call Option").

          7.6.2. Exercise

               The Call Option may be exercised by AEROINVEST during the period commencing on June 14, 2009 and ending on the later to occur of
               (i) June 14, 2015 or (ii) six months following the expiration or other valid termination of the Technical Assistance and Technology Transfer Agreement in respect of the Project (the ("Call Option Period") and thereafter shall lapse; provided that in any event the Call Option may only be exercised in case of a

               Deadlock that the Parties are unable to resolve, acting in good faith, pursuant to Clause 3.2.8 of this Agreement.

               If the Call Option is exercised during the 15 Year Waiting Period set forth in Section 2.4.1 of the Participation Agreement and the 51% minimum shareholding participation requirement for the Key Partners and the 10% minimum shareholding participation requirement for the Operating Partner are still in effect, AEROINVEST may exercise the Call Option during the Call Option Period in case of a Deadlock that the Parties are unable to resolve, acting in good faith, pursuant to Clause 3.2.8 of this Agreement, in one transaction purchasing from ADP all of the Unrestricted Call Option Shares and the ADP Call Option Shareholder Loans, and in a subsequent second transaction purchasing from ADP all of the Restricted Call Option Shares following the expiration of the 15 Year Waiting Period set forth in Section 2.4.1 of the Participation Agreement or before, if the 51% minimum shareholding participation requirement for the Key Partners and the 10% minimum shareholding participation requirement for the Operating Partner are removed, waived by the SCT or otherwise no longer applicable.

               If the Call Option is exercised following the expiration of the 15 Year Waiting Period set forth in Section 2.4.1 of the Participation Agreement or before, if the 51% minimum shareholding participation requirement for the Key Partners and the 10% minimum shareholding participation requirement for the Operating Partner are removed, waived by the SCT or otherwise no longer applicable, AEROINVEST may only exercise the Call Option during the Call Option Period in case of a Deadlock that the Parties are unable to resolve, acting in good faith, pursuant to Clause 3.2.8 of this Agreement, in one transaction purchasing from ADP all of the Unrestricted Call Option Shares, the Restricted Call Option Shares and the ADP Call Option Shareholder Loans.

               The Call Option may be exercised by AEROINVEST by delivering a written notice (a "Call Option Notice") specifying whether the Call Option relates to the Unrestricted Call Option Shares and/or the Restricted Call Option Shares and/or ADP Call Option Shareholder Loans which are to be the subject of the Call Option and the corresponding Call Option Price (as defined below), whereupon ADP shall sell and AEROINVEST shall purchase such Unrestricted Call Option Shares and/or Restricted Call Option Shares, and ADP Call Option Shareholder Loans, as the case may be.

               AEROINVEST may exercise a Call Option during the continuation of a Deadlock that the Parties are unable to resolve, acting in good faith, pursuant to Clause 3.2.8 of this Agreement. The Call Option shall expire at the end of the last day of the Call Option Period.

          7.6.3 Call Option Completion

               The sale and purchase of Unrestricted Call Option Shares and/or Restricted Call Option Shares and ADP Call Option Shareholder Loans pursuant to the exercise of the Call Option shall be completed at the registered office of SETA or at such other place as ADP and AEROINVEST may agree, within thirty days following the delivery of the Call Option Notice, whereupon ADP shall deliver to AEROINVEST duty executed transfers in respect of the relevant Unrestricted Call Option Shares and/or Restricted Call Option Shares, as the case may be, and ADP Call Option Shareholder Loans, together with the relative certificates against payment of the corresponding Call Option Price by AEROINVEST with the Call Option Price becoming payable in full in US Dollars in same day funds on completion by wire transfer of funds to such bank account as ADP shall notify in a written notice to AEROINVEST.

          7.6.4 Call Option Price

               For purposes of this Clause 7.6:

               (a) The Call Option Price for the Unrestricted Call Option Shares means the highest of:

                    (i) the value of the Technical Assistance and Technology Transfer Agreement for the Project, calculated as the sum of future Management Fees equal to 5% of GCN EBITDA as per
                    Schedule I attached hereto, discounted at a rate of 10.75% plus the value of SETA's interest in GCN based on GCN equity valued at the price per share in U.S. Dollars payable in connection with the exercise of the 36% Option (less dividends paid by GCN from the date of exercise of the 36% Option up to an amount of US$140 million) pursuant to
                    Section 3.4.1 of the Participation Agreement, indexed at a rate per annum equal to 5%, minus the Net Debt of SETA and

                    (ii) the average between (x) the value of the Technical Assistance and Technology Transfer Agreement, calculated as described in (i) above, plus the value of SETA's interest in GCN equity based on the basis of the most recent twelve months EBITDA of GCN multiplied by 9 times (minus GCN Net
                    Debt), minus the Net Debt
                    of SETA, and (y) the valuation provided by an internationally recognized investment bank through the delivery of a fairness opinion (such investment bank to be chosen by AEROINVEST out of two investment banks proposed by ADP, with the costs incurred in connection with the engagement of such investment bank to be borne equally by AEROINVEST and ADP).

               (b) The Call Option Price per Restricted Call Option Share, if sold together with the Unrestricted Call Option Shares, shall be the same price per Unrestricted Call Option Share calculated in accordance with paragraph (a) above.

               (c) The Call Option Price per Restricted Call Option Share, if not sold together with the Unrestricted Call Option Shares, shall be the same price per Unrestricted Call Option Share calculated in accordance with paragraph (a) above, indexed at a rate per annum equal to 5% from the date of payment of the Call Option Price for the Unrestricted Call Option Shares until the date of payment of the Call Option Price for the Restricted Call Option Shares.

               (d) The Call Option Price for the ADP Call Option Shareholder Loans shall be the outstanding principal amount of such ADP Call Option Shareholder Loans plus any accrued but unpaid interest up to and including the date of payment of such Call Option Price.

               (e) The Call Option Price per Unrestricted Call Option Share and per Restricted Call Option Share shall be adjusted to take into account any stock splits, reverse stock splits, reclassification of shares, capital increases and similar actions.

          7.6.5 Other Terms

               Upon exercise of the Call Option with respect to Unrestricted Call Option Shares and/or Restricted Call Option Shares, as the case may be, ADP shall sell such Call Option Shares with full title guarantee, free from security Interests created by ADP or any other injunction, encumbrance or garnishment and with all rights and obligations then or subsequently attaching to them, but otherwise without any representation or warranty, and ADP shall execute and deliver other documents and take other steps at the reasonable request of AEROINVEST following the relevant completion where this is required to vest such Call Option Shares in AEROINVEST and otherwise to give it the full benefit of this clause."

          2.33. The second paragraph of Clause 9.3 of the ARCA is hereby amended to read as follows:

               "The remaining part of the Management Fee will be shared between the Parties according to their interest in the Strategic Partner, after the deduction of an amount payable to ADP in the month of December of every calendar year, commencing on December 2005, equal to the highest of

               (i) 8% of the yearly incremental EBITDA of GCN when comparing EBITDA of GCN as of November 30 on the year prior to the year when the calculation is made against EBITDA as of November 30 on the year of calculation, and

               (ii) US$150,000 dollars,

               which amount payable to ADP (a) shall be payable for as long as ADP continues to be the Airport Operator (as the term "Socio Operador Aeroportuario" is defined In the Participation Agreement) and (b) shall be pari passu in priority and payment to the Secured Credit Agreement but senior In priority and payment to any other contractual obligation of the Strategic Partner which is not mandatory preferred by operation of law."

          2.34. Paragraph (a) of Clause 10.1 of the ARCA is hereby deleted and replaced with the words "Omitted".

          2.35. Subject to Section 2.1, paragraph (e) of Clause 10.1 of the ARCA is hereby deleted and replaced with the words "Omitted".

     SECTION 3. RATIFICATION OF OTHER TERMS. All other terms and conditions of the ARCA which are not specifically amended by this Amendment shall remain unchanged and are hereby ratified by the parties hereto and shall continue to be in full force and effect.

     SECTION 4. MISCELLANEOUS PROVISIONS. The provisions of Clause XIII of the ARCA (other than Clauses 13.13 and 13.17 which are not applicable to this Amendment) shall apply to this Amendment and are incorporated herein by reference mutatis mutandis.

     SECTION 5. EFFECT OF AMENDMENT. In the event of any conflict between the provisions of this Amendment and either the ARCA or any other agreement executed prior to the date hereof, the provisions of this Amendment shall prevail over the provisions of the ARCA, and the specific provisions of this Amendment shall prevail over any general provisions in other agreements relating to the same subject matter except if such specific provisions would breach applicable law or any provision of any of the Transaction Documents.

     SECTION 6. SPECIFIC AMENDMENTS TO SETA'S BY-LAWS. The Shareholders of SETA hereby agree to further implement the terms of this Amendment by taking the necessary corporate actions to reflect and give effect on the date hereof to the specific amendments to the by-laws of SETA set forth in Annex_G hereto.

     SECTION 7. INDEMNITY. Each of Aeroinvest, CICASA and COINSA agrees to indemnify and hold harmless each of ADP and its Related Parties, and their respective officers, directors, employees, agents and advisors, including, without limitation, the members and alternate members of the SETA Board of Directors appointed by ADP, lawyers, accountants, consultants, bankers, financiers and any of such advisors' representatives (each an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including without limitation reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceedings or preparation of defense in connection therewith) this Amendment, the VASA Transaction, the NAFIN Transaction, the COINSA/Aeroinvest Transaction, the WestLB Existing Loan Transaction or any of the transactions contemplated herein or therein. In the case of an Investigation, litigation or other proceeding to which the Indemnity hereunder applies, such Indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the directors, equityholders or creditors of an Indemnified Party or by any other person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the VASA Transaction, the NAFIN Transaction, the COINSA/Aeroinvest Transaction, the WestLB Existing Loan Transaction or the transactions contemplated hereby are consummated.

     SECTION 8. ADMINISTRATION TRUST. To establish a mechanism to ensure performance of the obligations of the Put Option Obligors under Clause 7.5 of the ARCA, Aeroinvest hereby irrevocably agrees to transfer, upon completion of the VASA Transaction and the COINSA/Aeroinvest Transaction, Shares representing 33.5% of the capital stock of SETA to an Administration Trust created pursuant to an Administration Trust Agreement in the form attached hereto as Annex H; provided that the creation of the Administration Trust and the establishment of the mechanism contemplated therein does not constitute payment of, and shall not be construed to constitute a release of the Put Option Obligors performance of, their respective obligations as set forth in Clause 7.5 of the ARCA.

     SECTION 9. VOTING OF 36% OPTION SHARES. Aeroinvest agrees to vote all of the shares representing capital stock of GACN purchased by Aeroinvest in connection with the NAFIN Transaction (collectively the "36% Option Shares") (or cause all such shares to be voted) in all shareholder meetings of GACN always as a block in the same manner as SETA decides to vote the shares it holds directly or indirectly in GACN; provided, however, that if ADP maintains a shareholding participation in SETA of 10% or less of the capital stock of SETA, Aeroinvest shall be required to vote the 36% Option Shares (or cause all such shares to be voted) in all shareholder meetings of GACN as a block in the same manner as SETA decides to vote the shares it holds directly or indirectly in GACN but only to the extent the item on the agenda of the GACN shareholders meeting falls within the matters set forth in Clause 3.1.5 (c), (e), (f), (g), (j) or (m) of the ARCA as amended by this Amendment, and provided, further, that before voting the 36% Option Shares in any shareholder meeting of GACN to approve any dividend payment, reduction or reimbursement of capital, amortization of shares or delivery of liquidation quotas or other distributions, in each case payable by GACN in kind, Aeroinvest shall obtain the prior written consent and instruction of West LB AG New York Branch, as Beneficiary in First Place in the Guaranty Trust Agreement (as defined below).

Each of the parties hereto acknowledges and agrees that all of the 36% Option Shares will be contributed by Aeroinvest, concurrently with the purchase thereof, into an irrevocable guaranty and source of payment trust created pursuant to an irrevocable guaranty and source of payment trust agreement (the "Guaranty Trust Agreement") with GE Capital Bank, S.A., Institucion de Banca Multiple, GE Capital Grupo Financiero as trustee (the "Guaranty Trust Trustee")
(i) to secure a bank financing to be obtained by Aeroinvest to complete the NAFIN Transaction, (ii) to ensure that in all circumstances all of the 36% Option Shares are always voted in all shareholder meetings of GACN by the Guaranty Trust Trustee as a block in the manner described in this Section 9 and
(iii) to ensure that upon expiration or termination of the Guaranty Trust Agreement for reasons other than (a) a foreclosure of the security created therein and the sale of the 36% Option Shares to a third party which is not a Related Party of Aeroinvest, (b) a public offering of the 36% Option Shares, or
(c) a transfer of the 36% Option Shares to an irrevocable trust where the trustee thereof is required to vote the 36% Option Shares in the same manner as the majority of the capital stock of GACN decides to vote, pursuant to paragraph B of Clause Eighth of the Guaranty Trust Agreement, following the fifth anniversary of the Guaranty Trust Agreement when Aeroinvest elects not to sell through a public offering the 36% Option Shares for the pricing considerations set forth in such paragraph B, the 36% Option Shares (and any other shares representing capital stock of GACN then forming part of the assets of the trust created pursuant to the Guaranty Trust Agreement) shall be reverted indirectly to Aeroinvest, as settlor and beneficiary in second place in the Guaranty Trust Agreement, or sold to the third party purchaser thereof that is a Related Party of Aeroinvest, as the case may be, by having the Guaranty Trust Trustee transfer all such shares to a Mexican bank acting as trustee of a trust to be established with Aeroinvest or such related third party purchaser, as the case may be, as beneficiary, which trust shall provide the same voting arrangements in respect of all such shares as those set forth in the Guaranty Trust Agreement and the Irrevocable Mandate Agreement referred to below, the terms and conditions of which shall be in form and substance satisfactory to ADP.

Aeroinvest agrees to fully implement and reflect in the Guaranty Trust Agreement, concurrently with the purchase of the 36% Option Shares, the provisions set forth in this Section to the satisfaction of ADP. Furthermore, ADP's consent to the NAFIN Transaction is subject to the condition that Aeroinvest and the Guaranty Trust Trustee shall have executed concurrently with the purchase of the 36% Option Shares and the execution of the Guaranty Trust Agreement an Irrevocable Mandate Agreement in the form attached hereto as Annex I.

Aeroinvest acknowledges and agrees that a breach of the agreements contained herein would constitute a breach of a material obligation assumed for the benefit of ADP that would cause irreparable harm to ADP and that monetary damages would not be sufficient to compensate ADP for such a breach.

     SECTION 10. PURCHASE OF ADDITIONAL SHARES AT GCN. Except for a 36% interest in GACN to be purchased by Aeroinvest in connection with the NAFIN Transaction, each of Aeroinvest, COINSA and CICASA agrees not to purchase or otherwise acquire, directly or indirectly, (whether by purchase, exchange, issuance of capital stock, merger, reorganization or any other method) any shares or other interest in GACN or in any of GCN's Subsidiaries, without prior consultation with, and adequate opportunity to comment being Afforded to, ADP.

     SECTION 11. GACN SHAREHOLDERS AGREEMENT. Each of SETA and Aeroinvest agrees to enter on the date hereof into a shareholders agreement, in the form attached hereto as Annex J, to establish the rules regarding the governance of GACN.

     SECTION 12. REPAYMENT OF THE EXISTING WESTLB LOAN AGREEMENT. Each of SETA and Aeroinvest agrees to enter into the Aeroinvest Unsecured Loan Agreement, the form of which is attached hereto as Annex E, to cause SETA to repay the Existing WestLB Loan.

     IN WITNESS WHEREOF, each party hereto has cause this Amendment No.1 to the Amended and Restated Consortium Agreement to be executed by its authorized representative as of this 13 day of December 2005.

AEROPORTS DE PARIS                      AEROINVEST, S.A. DE C.V.


By          [illegible]                By               [illegible]
   ----------------------------------        -----------------------------------
Name:       [illegible]                Name:            [illegible]
      -------------------------------         ----------------------------------
Title:      [illegible]                Title:           [illegible]
       ------------------------------         ----------------------------------


VINCI AIRPORTS, S.A.S.


By          [illegible]
   ----------------------------------
Name:       [illegible]
      -------------------------------
Title:      [illegible]
       ------------------------------

ACCEPTED AND AGREED AS OF THIS 13
DAY OF DECEMBER 2005

VINCI, S.A.


By             [illegible]
    ---------------------------------
Name:          [illegible]
      -------------------------------
Title:         [illegible]
       ------------------------------


ACCEPTED AND AGREED AS OF THIS __ DAY
OF DECEMBER 2005

CONSTRUCTORAS ICA, S.A. DE C.V.


By             [illegible]
   ----------------------------------
Name:          [illegible]
      -------------------------------
Title:         [illegible]
       ------------------------------


ACCEPTED AND AGREED AS OF THIS __ DAY
OF DECEMBER 2005

CONTROLADORA DE OPERACIONES DE
INFRAESTRUCTURA, S.A. DE C.V.


By             [illegible]
   ----------------------------------
Name:          [illegible]
      -------------------------------
Title:         [illegible]
       ------------------------------


ACCEPTED AND AGREED AS OF THIS __ DAY
OF DECEMBER 2005

SERVICIOS DE TECNOLOGIA
AEROPORTUARIA, S.A. DE C.V.


By             [illegible]
   ----------------------------------
Name:          [illegible]
      -------------------------------
Title:         [illegible]
       ------------------------------

Continuation of Signature Page to
Amendment No. 1 to Amended and Restated
Consortium Agreement.

ACCEPTED AND AGREED AS OF THIS __ DAY
OF DECEMBER 2005

VINCI, S.A.


By             [illegible]
   ----------------------------------
Name:          [illegible]
      -------------------------------
Title:         [illegible]
       ------------------------------


ACCEPTED AND AGREED AS OF THIS 13 DAY
OF DECEMBER 2005

CONSTRUCTORAS ICA, S.A. DE C.V.


By             [illegible]
   ----------------------------------
Name:          [illegible]
      -------------------------------
Title:         [illegible]
       ------------------------------


ACCEPTED AND AGREED AS OF THIS 13 DAY
OF DECEMBER 2005

CONTROLADORA DE OPERACIONES DE
INFRAESTRUCTURA, S.A. DE C.V.


By             [illegible]
   ----------------------------------
Name:          [illegible]
      -------------------------------
Title:         [illegible]
       ------------------------------


ACCEPTED AND AGREED AS OF THIS 13 DAY
OF DECEMBER 2005

SERVICIOS DE TECNOLOGIA
AEROPORTUARIA, S.A. DE C.V.


By             [illegible]
   ----------------------------------
Name:          [illegible]
      -------------------------------
Title:         [illegible]
       ------------------------------